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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

   As independent auditors, we hereby consent to the incorporation by reference in this registration statement of our report dated July 14, 2000 on Stream S.p.A.'s financial statements included in The News Corporation Limited's Form 6-K dated October 30, 2000 containing The News Corporation Limited's audited consolidated financial statements for the year ended June 30, 2000 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN SpA

Rome, Italy
November 30, 2000